ESCROW AGREEMENT

     This Escrow Agreement ("Agreement") is made as of the 6th day of June, 1997, by and between Dauphin Technology, Inc., an Illinois corporation ("Dauphin"); Richard M. Schultz, ("Schultz")individually and on behalf of Georgette Scarpelli and Donald Kick (sometimes hereinafter referred to individually by name or as " Minor Shareholder," and collectively as "Minor Shareholders"); and Wm. Paul Bunnell ("Escrowee").

                            RECITALS OF THE PARTIES

     A. Dauphin is in the business of designing, developing, manufacturing and marketing leading technology equipment including, but not limited to, mobile computers and industrial computers products.

     B. The Principal Shareholder is President, a Director, and together with the Minor Shareholders are owners of all of the issued and outstanding shares of voting common stock in R. M. Schultz & Associates, Inc., an Illinois corporation ("Company") engaged in the business of providing engineering, development and contract manufacturing services to its clients within the electronics industry (the "Business") from its offices located in leased premises at 1809 South Route 31, McHenry, Illinois (the "Premises").

     C. Shareholders desire to exchange and transfer to Dauphin, and Dauphin desires to exchange and acquire from Shareholders, all issued and outstanding shares of voting common stock in Company ("Shares") solely for and in consideration of shares of voting common stock in Dauphin, as provided herein and in accordance with the terms and conditions of the tax-free reorganization provisions of Section 368 (a) (1) (B) of the Internal Revenue Code of 1986, as amended, and a certain Stock Exchange Agreement of even date herewith ("Stock Exchange Agreement").

     D. The parties have executed this Agreement, and made the hereinafter described deposits, pursuant to the terms and conditions of the Stock Exchange Agreement, the terms, conditions, representation, warranties and agreements of which are incorporated herein and made a pad hereof including, but not limited to, the irrevocable power of attorney contained therein and authorizing Schultz's execution hereof as attorney-in-fact for Scarpelli and Kick.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Deposits. Dauphin hereby deposits with Escrowee a certificate representing 105,000 registered shares of voting common stock in Dauphin ("Dauphin Shares"). The Escrowee agrees to hold the Dauphin Shares in a separate and distinct account (the "Escrow Fund") subject to the terms and conditions of this Agreement.

     2. Voting and Dividends. Escrowee shall send to Schultz any proxy material or other documents concerning the voting rights with respect to the Dauphin Shares held in the Escrow Fund. Schultz shall have the sole right to vote or direct the voting of such Shares on behalf of each Shareholder and shall be solely responsible for any action taken, required to be taken or omitted with respect to such proxy materials or other documents. Schultz also shall be entitled to receive on behalf of each Shareholder dividends, if any, declared and attributable to the Shares.

     3. Release of Shares. The release of Dauphin Shares from the Escrow Fund shall be based on Company operations and pretax income, and performance criteria as follows:

        A. 35,000 Dauphin Shares shall be released from the Escrow Fund if Company operations result in $400,000 of pretax income in the first twelve months after the Closing Date;

        B. 35,000 Dauphin Shares shall be released from the Escrow Fund if Company operations result in $500,000 of pretax income in the second twelve months after the Closing Date;

        C. 35,000 Dauphin Shares shall be released from the Escrow Fund if Company operations result in $600,000 of pretax income in the third twelve months after the Closing Date.

     For purpose hereof, "pre-tax income" is defined as pre-tax accounting income of Company, as a subsidiary of Dauphin, determined on an accrual method of accounting under generally accepted accounting principles which includes any necessary and customary adjustment pursuant to accounting procedures (See schedule 3 for examples of performance criteria calculation). "Closing Date" has the meaning set forth in the Stock Exchange Agreement.

     "Pre-tax income" shall be determined by Dauphin's certified public accountant within 60 days following the end of each twelve month period and a copy of such determination shall be provided to Schultz within 10 days following Dauphin's receipt. Said determination shall be conclusive binding upon the parties unless Schultz provides Dauphin a written objection to such determination within 10 days following his receipt of same from Dauphin, in which case the determination shall be submitted an independent third party selected by mutual agreement of Dauphin and Schultz. Escrowee shall release Shares to Schultz upon Escrowee's receipt of written notice that "pre-tax income" has been determined and that such determination has been received by Schultz.

     No Dauphin Shares shall be released from the Escrow Fund until and unless the minimum pretax income levels specified above for each period are attained. However, pretax income will be carried over from the previous period and combined with the current period's pretax income for determination of the amount of Dauphin Shares, if any, to be released from the Escrow Fund until and only if pretax income attained in a current period equals or exceeds the minimum pretax income for the current period and a combined sum of the current and preceding years' actual pretax incomes attained exceeds the sum of the minimum levels, as set forth in the table above, for the two periods. Otherwise, all rights to release of any Dauphin Shares from the Escrow Fund not released as of the end of the respective periods, will be forfeited. All pretax income above the minimum required levels will be automatically credited towards the following period for determination of satisfaction of the foregoing conditions to release from the Escrow Fund.

     All shares released from escrow hereunder shall be reissued by Dauphin in the name of the persons, and in the respective percentages, set forth on Exhibit A, and shall be delivered to such persons; provided, however, that if any of the persons on Exhibit A (other than Richard M. Schultz, Gina Schultz, Georgette Scarpelli, or Donald Kick) are not employed by the Company as of the date of release, then such unemployed persons shall not be issued shares, and the shares that would other wise be allocated to them shall be issued and delivered to Richard M. Schultz.

     Distribution of Shares shall be made from time to time upon joint written direction to Escrowee by Dauphin and Schultz stating that "pre-tax income" determination has been accepted as binding and conclusive and directing Escrowee to release Shares from Escrow and within 10 days following such direction Escrowee shall release Shares in number and to personas as set forth in the joint written direction of the parties.

     4. Distribution and Termination. As soon as practicable after the third anniversary of the Closing Date, Escrowee shall deliver to Dauphin any Dauphin Shares then remaining in the Escrow Fund and not subject to release in manner described in Section 3 above, whereupon the Escrow Fund shall terminate and Escrowee shall be released from further duties and obligations hereunder.

     5. Escrowee Conduct and Fees. (a) The obligations and duties of Escrowee are confined to those specifically enumerated in this Agreement. Escrowee shall not be subject to, nor be under any obligation to ascertain or construe the terms and conditions of; any other instrument, whether now or hereafter deposited with or delivered to Escrowee or referred to in this Agreement, nor shall Escrowee be obliged to inquire as to the form, execution, sufficiency or validity of any such instrument as to the identity, authority, or rights of the person or persons executing or delivering the same.

        (b) Escrowee shall not be personally liable for any act which he may do or omit to do hereunder in good faith and in the exercise of his own best judgment. Any act done or omitted by Escrowee pursuant to the advice of his attorneys shall be deemed conclusively to have been performed or omitted in good faith by Escrowee. Escrowee shall not be held liable for any losses that may occur as the result of the investment, reinvestment, purchase or sale of; or non-investment of any permissible investment of the Escrow Fund.

        (c) If Escrowee should receive or become aware of any conflicting demands or claims with respect to this Agreement, or the rights of any of the parties hereto, or any money, property, or instruments deposited herein or affected hereby, Escrowee shall have the right in his sole discretion, without liability for interest or damages, to discontinue any or all further acts on its part until such conflicts are resolved to his satisfaction and/or to commence or defend any action or proceeding for the determination of such conflicts.

        (d) Dauphin and each Shareholder agrees, jointly and severally, to reimburse and to indemnify and hold Escrowee harmless from and against all costs, damages, judgments, attorney's fees (whether such attorneys shall be regularly retained or specially employed), expenses, obligations, and liabilities of every kind and nature which Escrowee may incur, sustain or be required to pay in connection with or arising out of this Agreement and his performance as Escrowee hereunder, and to pay to Escrowee on demand the amount of all such costs, damages, judgments, attorney's fees, expenses, obligations, and liabilities. To secure said indemnification and to satisfy its compensation hereunder, Escrowee is hereby given a first lien upon and the rights, titles, and interests of each of said parties in all Dauphin Shares and Schultz Shares or other properties, if any, from time to time deposited hereunder as part of the Escrow Fund.

        (e) In performing his duties hereunder, Escrowee may rely on statements furnished to him by Dauphin and Schultz or on any other evidence deemed by Escrowee to be reliable. Escrowee shall not be entitled to any compensation for services provided hereunder.

        (f) If, by its terms, this escrow shall not have previously terminated, then it shall terminate on your receipt of a joint written direction of Dauphin and Schultz or their respective attorneys, and directing your delivery of the Shares and any other documents then in your possession.

     6. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given if: (a) delivered personally; or
(b) mailed by certified mail (return receipt requested), postage prepaid; or (c) sent by overnight courier; or (d) transmitted by telefacsimile; to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof):

(a) If to Shareholders to:   Mr. Richard M. Schultz
                             R .M. Schultz & Associates, Inc.
                             1809 South Route 31
                             McHenry, Illinois 60050
                             Telephone Number: 815-344-3466
                             Facsimile Number: 815-344-3407

            With a copy to:  Thomas J. Smedinghoff, Esq.
                             McBride Baker & Coles
                             500 West Madison Street, 40th Floor
                             Chicago, Illinois 60661
                             Telephone Number: 312-715-5700
                             Facsimile Number: 312-993-9350

(b) If to Dauphin, to:       Mr. Andrew J. Kandalepas
                             Dauphin Technology, Inc.
                             800 East Northwest Highway, Suite 950
                             Palatine, IL 60067
                             Telephone Number: 847-358-4406
                             Facsimile Number: 847-358-4407

            With a copy to:  Ronald P. Duplack, Esq.
                             Rieck and Crotty, P.C.
                             55 West Monroe Street, Suite 3390
                             Chicago, Illinois 60603
                             Telephone Number: 312-726-4646
                             Facsimile Number: 312-726-0647

     7. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party, nor is this Agreement intended to confer upon any other person except the parties hereto any rights or remedies hereunder.

     8. Governing Law. This Agreement shall be governed by the laws of the State of Illinois as to all matters including, but not limited to, matters of validity, construction, effect, performance and remedies, and, as partial consideration for the other party's execution and performance hereunder each party waives personal service of any and all process upon it, to the extent permitted by law, and consents that all such service of process be made by upon such party at the address and in the manner set forth in Section 7 of this Agreement and service so made shall be deemed to be completed upon the earlier of actual receipt or three days after the same shall have been posted to such party's address.

     9. Binding Effect and Benefit. The provisions hereof shall be binding upon, and shall inure to the benefit of; the parties, and their respective heirs, executors, administrators, its successors, and assigns.

     10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11. Severability. Whenever possible, each of the provisions of this Agreement shall be construed and interpreted in such a manner as to be effective and valid under applicable law. If any provisions of this Agreement or the application of any provision of this Agreement to any party or circumstance shall be prohibited by, or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition without invalidating the remainder of such provision, any other provision of this Agreement, or the application of such provision to other parties or circumstances.

     12. Interpretation. The Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. Capitalized terms used and undefined in this Agreement shall have the meaning ascribed to them in the Stock Exchange Agreement.

     IN WITNESS WHEREOF, Dauphin, Schultz and Escrowee have executed this Agreement the date first set forth above.

SCHULTZ:


________________________________
Richard M. Schultz

DAUPHIN:
Dauphin Technology, Inc.


By:_____________________________
Andrew J. Kandalepas,
Chairman of the Board


ESCROWEE:


By:_____________________________
Wm. Paul Bunnell


EXHIBIT A


Name                             Percentage
Richard M. Schultz                 74.468
Georgette Scarpelli                 2.0
Donald Kick                         2.0
Gina Schultz                        2.0
Richard J. Schultz                  2.0
R. Dolejs                           6.0
J. Lafrenz                          1.0
A. Miraldi                           .532
R. Richardson                       1.0
J. Skarbalus                        6.0
D. Bakota                           1.0
J. St John                          1.0